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                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EMCORE Corporation on Form S-3 of our report dated January 10, 2000 appearing in the Annual Report on Form 10-K/A of EMCORE Corporation for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Parsippany, New Jersey
July 26, 2000